                                                                  Exhibit (a)(3)

                             STRATOS LIGHTWAVE, INC.
                     VOLUNTARY STOCK OPTION EXCHANGE PROGRAM
                                  ELECTION FORM


To Stratos Lightwave, Inc. ("Stratos"):

     I have received the Offer to Exchange dated July 8, 2002, the memorandum from James W. McGinley dated July 8, 2002, this Election Form and a Notice to Change Election From Accept to Reject (together, as they may be amended from time to time, constituting the "Offer"), offering eligible employees the opportunity to exchange certain outstanding stock options for options to be granted at least six months and one day following the cancellation of the exchanged options (the "New Options"). All options granted under the Stratos Lightwave, Inc. 2000 Stock Plan (the "2000 Stock Plan") and the Stratos Lightwave, Inc. 2002 Stock Plan for Acquired Companies (the "2002 Stock Plan") are eligible to participate in the Offer (the "Eligible Options"). This Offer expires at 11:00 p.m. Central time on August 5, 2002.

     By signing below, I understand and acknowledge that:

     (a) Tendering one or more Eligible Options by following the procedure described in the Offer and in the instructions to this Election Form will constitute my acceptance of the terms and conditions of the Offer. Acceptance for exchange of Eligible Options by Stratos tendered in accordance with the Offer will constitute a binding agreement between Stratos and me upon the terms and conditions of the Offer.

     (b) Upon acceptance of the Eligible Options for exchange, this Election Form will serve as an amendment to the option agreement(s) covering the Eligible Option(s) that I am tendering.

     (c) All New Options will be subject to the terms of the Offer, the 2000 Stock Plan and 2002 Stock Plan (as applicable) and a new option agreement between Stratos and me, and all applicable laws and regulations.

     (d) For each Eligible Option I elect to tender, I lose my right to purchase all outstanding unexercised shares under that option after it is accepted and cancelled.

     (e) The New Options I will receive will be granted no earlier than February 7, 2003 or, if the Offer is extended, no earlier than the first business day that is six months and one day after the Eligible Options I am tendering are accepted for exchange and cancelled. I understand that there is a possibility that the exercise price of the New Options could be higher than the exercise price of the Eligible Options.

     (f) I must be an eligible employee of Stratos or one of its subsidiaries and otherwise be eligible under the 2000 Stock Plan or the 2002 Stock Plan (as applicable) on the date the New Options are granted in order to receive one or more New Options. I understand that I will have no rights with respect to my cancelled stock options if my employment is terminated for any reason whatsoever before the grant of the New Options, which will occur no earlier than February 7, 2003.

     (g) The New Option I will receive will be the same type of option under U.S. federal tax law as my Eligible Option, to the extent allowed by law.

     (h) Each new option granted will be vested and exercisable on its new grant date as to 1/4th of the shares subject to the new option. Each new option granted in exchange for a new hire grant made on or after January 1, 2002 will vest as to 1/14th of the remaining shares subject to the new option each 3 months after the new grant date on the same day of the month as its grant date so that it will be fully vested and exercisable 42 months following its grant date. All other new options shall vest as to 1/6th of the remaining shares subject to the new option each 3 months after the new grant date on the same day of the month as its grant date so that it will be fully vested and exercisable 18 months following its grant date. In each case, vesting is subject to your continued employment with Stratos or one of its subsidiaries on each such date.

     (i) Each of the Eligible Options that I am tendering represents all of the common stock covered by each such Eligible Option that I am tendering, except for options tendered by James W. McGinley, our CEO. I understand that if I elect to cancel any Eligible Options, all options granted in the six months prior to the commencement of the Offer (that is, since January 8, 2002) will also be cancelled and replaced with New Options.

     (j) Under certain circumstances described in the Offer to Exchange, Stratos may terminate or amend and postpone its acceptance and cancellation of any Eligible Options tendered for exchange. In this event, I understand that the Eligible Options delivered with this Election Form, but not accepted, will be returned to me at my address indicated below.

     (k) Stratos has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer.

     (l) Participation in the Offer will not be construed as a right to my continued employment with Stratos or any of its subsidiaries for any period and my employment with Stratos or any of its subsidiaries can be terminated at any time by me or Stratos (or one of its subsidiaries, as applicable), with or without cause or notice, subject to the provisions of applicable local law.

     (m) All authority in this Election Form will survive my death or incapacity, and all of my obligations in this Election Form will be binding upon my heirs, personal representatives, successors and assigns.

     (n) I have read and followed the Instructions attached to this form and by signing this Election Form I agree to be bound by the additional terms and conditions set forth in the Instructions attached hereto.

     Subject to the above understandings and acknowledgements, I would like to participate in the Offer as indicated below.

     Please check the box and note the grant date of each Eligible Option with respect to which you agree to have such grant, together with all stock option grants since January 8, 2002.

     You may change the terms of your election to Eligible Options for exchange by submitting a new Election Form or a Notice to Change Election From Accept to Reject, either of such documents must be received prior to the cutoff date of 11:00 p.m., Central time, on August 5, 2002.

     Yes, I wish to tender for exchange each of the options specified below, along with all options granted since January 8, 2002:

--------------------------------------------------------------------------------
        Grant         Exercise                   Total Number of Unexercised
        Date          Price                      Options to be Cancelled
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

All questions as to the number of shares subject to Eligible Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Eligible Options will be determined by Stratos in its sole discretion.

I understand that all of these options will be irrevocably cancelled on August 6, 2002.

___________________________________           _________________________________
Employee Signature                            Social Security Number

___________________________________           _________________________________
Employee Name (Please Print)                  Date and Time

_______________________________________________________________________________
Home or Work Address:


                         DELIVER OR FAX TO SHERRY RYAN,
                        CORPORATE HUMAN RESOURCE MANAGER
                         AT (708) 867-5884 NO LATER THAN
                    11:00 P.M. CENTRAL TIME ON AUGUST 5, 2002

Important: The Election Form (or a faxed copy) together with all other required documents must be received by Stratos on or before the Expiration Date.

                                  INSTRUCTIONS

     1. Delivery of Election Form.

     A properly completed and executed original of this Election Form, and any other documents required by this Election Form, must be delivered or faxed to Sherry Ryan, Corporate Human Resource Manager, Stratos Lightwave, Inc., 7444 W. Wilson Avenue, Chicago, Illinois 60706, fax no. 708-867-5884 on or before 11:00 p.m., Central time, on August 5, 2002 (the "Expiration Date").

     The method by which you deliver any required documents is at your option and risk, and the delivery will be deemed made only when actually received by Stratos at the address or fax number listed above. In all cases, you should allow sufficient time to ensure timely delivery.

     2. Withdrawals of Tendered Options.

     You may withdraw your tendered options at any time before the Expiration Date. If Stratos extends the Offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, although Stratos currently intends to accept your validly tendered options promptly after the expiration of the Offer, if we do not accept your tendered options by August 30, 2002, you may withdraw your tendered options at any time after such date. You may not withdraw a validly tendered option that has been accepted by Stratos.

     To withdraw tendered options you must deliver a signed and dated Notice to Change Election From Accept to Reject (or a faxed copy) with the required information to Stratos while you still have the right to withdraw the tendered options. You may not rescind a withdrawal and you will be deemed not to have tendered any Eligible Options you have withdrawn unless you properly re-tender them before the Expiration Date by delivery of a new Election Form following the procedures described herein.

     Tenders of options made through the Offer may be changed at any time before the Expiration Date. If Stratos extends the Offer, you may change your election regarding particular tendered options at any time until the extended expiration of the Offer. To change your election regarding particular tendered options while continuing to elect to participate in the Offer, you must deliver a new signed and dated Election Form, with the required information, following the procedures described in these Instructions. Upon the receipt of such a new, properly signed and dated Election Form, any previously submitted Election Form will be disregarded and will be considered replaced in full by the new Election Form.

     Stratos will not accept any alternative, conditional or contingent tenders. All tendering option holders, by signing this Election Form (or a faxed copy), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

     3. Tenders.

     If you intend to tender options through the Offer, you must complete the table on this Election Form by providing the following information for each option that you intend to tender:

     .    grant date,

     .    exercise price, and

     .    the total number of unexercised shares subject to the option.

     Stratos will not accept partial tenders of options, except for James W. McGinley, our CEO, who, because the number of options he may tender is limited by the terms of the 2000 Stock Plan, may exchange a portion of his eligible options. Accordingly, you may tender all or none of the unexercised shares subject to the Eligible Options you decide to tender. If you intend to tender any of the Eligible Options that were granted to you, then you must tender all of your options that were granted to you during the six-month period prior to July 8, 2002 (that is, since January 8, 2002).

     4.    Signatures on This Election Form.

     If this Election Form is signed by the holder of the Eligible Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever.

      If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Stratos of the authority of that person so to act must be submitted with this Election Form.

     5.    Other Information on This Election Form.

     In addition to signing this Election Form, you must print your name and indicate the date and time at which you signed it. You must also include a current work or home address and your social security number, tax identification number or national identification number, as appropriate.

     6.    Requests for Assistance or Additional Copies.

     Questions about the Offer or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Election Form may be directed to Sherry Ryan, Corporate Human Resource Manager, Stratos Lightwave, Inc., 7444 W. Wilson Avenue, Chicago, Illinois 60706, telephone number (708) 867-9600.

     7.    Irregularities.

     All questions as to the number of shares subject to Eligible Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by Stratos in its sole discretion. Stratos' determinations shall be final and binding on all parties. Stratos reserves the right to reject any or all tenders of options Stratos determines not to be in proper form or the acceptance of which may, in the opinion of Stratos' counsel, be unlawful. Stratos also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and Stratos' interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Eligible Options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Stratos shall determine. Neither Stratos nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

     8.    Additional Documents to Read.

     You should be sure to read the Offer to Exchange, all documents referenced in the Offer to Exchange, and the memorandum from James W. McGinley dated July 8, 2002 before deciding to participate in the Offer.

     9.  Important Tax Information.

     You should refer to Section 17 of the Offer to Exchange, which contains important U.S. federal income tax information. If you live or work outside the United States, you should refer to Section 18 for a discussion of tax consequences that may apply to you.

     10. Miscellaneous.

     A. Data Privacy. By accepting the Offer, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, Stratos or any of its affiliates for the exclusive purpose of implementing, administering and managing your participation in the Offer.

     You understand that Stratos or any of its affiliates may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock held in Stratos, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the stock option plan and this Offer ("Data"). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer. You authorize the recipients to receive, possess, use, retain, record and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the stock option plans and this Offer and Stratos or any of its affiliates may retain such information in your file. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the stock option plans and this Offer. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing your local human resources representative. You understand that withdrawal of consent may affect your ability to participate in this Offer and exercise or realize benefits from the stock option plans.

     B. Acknowledgement and Waiver. By accepting this Offer, you acknowledge that: (i) your acceptance of the Offer is voluntary; (ii) your acceptance of the Offer shall not create a right to further employment with your employer and shall not interfere with the ability of your employer to terminate your employment relationship at any time with or without cause subject to the provisions of local law; (iii) if you receive New Options, they will be granted to you in your status as an employee of your employer and, in the event that Stratos is not your employer, the New Option grant can in no event be understood or interpreted to mean that Stratos is your employer or that you have an employment relationship with Stratos; (iv) the Offer, the Eligible Options and the New Options are outside the scope of your employment contract, if any, and are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (v) the future value of the shares underlying any New Options granted to you is unknown and cannot be predicted with certainty; (vi) if the shares underlying any New Options granted to you do not increase in value, the New Options will have no value; and (vii) no claim or entitlement to compensation or damages arises from the termination of the Eligible Options or diminution in value of the New Options or shares purchased through the exercise of the New Options, and you irrevocably release Stratos and any of its subsidiaries and affiliates from any such claim that may arise.